                                                                    EXHIBIT 4.10

================================================================================



                                     WARRANT


                           TO PURCHASE COMMON STOCK OF



                                  AVIALL, INC.




================================================================================


                                                            Warrant No.
                                                                       -----

                                                           Original Issue
                                                           Date:         , 2002
                                                                ---------

                                TABLE OF CONTENTS


1.       DEFINITIONS..............................................................................................1
2.       EXERCISE OF WARRANT......................................................................................5
         2.1.     Manner of Exercise..............................................................................5
         2.2.     Issued Warrant Shares Fully Paid, Nonassessable; Reservation of Shares; Covenants...............6
         2.3.     Payment of Taxes................................................................................6
         2.4.     Fractional Shares...............................................................................6
3.       TRANSFER, DIVISION AND COMBINATION.......................................................................6
         3.1.     Transfer........................................................................................6
         3.2.     Division and Combination........................................................................6
         3.3.     Expenses........................................................................................7
         3.4.     Maintenance of Books............................................................................7
4.       ADJUSTMENT PROVISIONS....................................................................................7
         4.1.     Stock Dividends, Subdivisions and Combinations..................................................7
         4.2.     Adjustment of Number of Shares Purchasable......................................................7
         4.3.     Consolidation, Amalgamation, Arrangement or Merger..............................................8
         4.4.     Other Provisions Applicable to Adjustments Under this Section 4.................................8
5.       RESERVATION AND AUTHORIZATION OF COMMON STOCK............................................................9
6.       NOTICE OF CORPORATE ACTIONS; TRANSFER BOOKS..............................................................9
         6.1.     Notices of Corporate Actions....................................................................9
         6.2.     Closing of Transfer Books.......................................................................9
7.       TRANSFER RESTRICTIONS....................................................................................9
         7.1.     Restrictions on Transfers......................................................................10
         7.2.     Restrictive Legends............................................................................10
         7.3.     Termination of Securities Law Restrictions.....................................................10
         7.4.     Transfers to Affiliates........................................................................11
8.       LOSS OR MUTILATION......................................................................................11
9.       OFFICE OF THE COMPANY...................................................................................11
10.      NO VOTING OR DIVIDEND RIGHTS; LIMITATIONS OF LIABILITY..................................................11
11.      MISCELLANEOUS...........................................................................................11
         11.1.    Nonwaiver......................................................................................11
         11.2.    Notice Generally...............................................................................12
         11.3.    Successors and Assigns.........................................................................12
         11.4.    Amendment......................................................................................12
         11.5.    Severability...................................................................................12
         11.6.    Headings.......................................................................................12
         11.7.    Governing Law; Jurisdiction....................................................................12
         11.8.    Satisfaction of Securities Purchase Agreement..................................................12
         11.9.    Investment Invent..............................................................................12
         11.10.   Entire Agreement...............................................................................12
         11.11.   Due Authorization..............................................................................13
         11.12.   No Conflict....................................................................................13

EXHIBIT A         SUBSCRIPTION FORM
EXHIBIT B         ASSIGNMENT FORM

NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION AND SUCH STATE SECURITIES LAWS IS AVAILABLE.


                                                                Warrant No.
                                                                           ----

                                     WARRANT

                      TO PURCHASE SHARES OF COMMON STOCK OF

                                  AVIALL, INC.


         THIS IS TO CERTIFY THAT ____________________ ("Initial Holder"), or its registered assigns, is entitled, at any time after March 15, 2002 until the Expiration Date (the "Exercise Period"), to purchase from Aviall, Inc., a Delaware corporation (the "Company"), an aggregate of _______________ duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company (subject to adjustment as provided herein), at a purchase price of $.01 per share (the initial "Exercise Price", subject to adjustment as provided herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

         1.       DEFINITIONS.

         As used in this Warrant, the following terms have the respective meanings set forth below:

         "Adjustment Event" shall mean any event (other than a transaction to which Section 4.1 applies) as a result of which the Series D Conversion Price is adjusted pursuant to Section 5(g) of the Series D Certificate of Designations. For the avoidance of doubt, each such adjustment (including any such adjustment that results from giving effect to the provisions of Section 4) shall be deemed a separate and distinct Adjustment Event subject to the provisions of Section 4.

         "Additional Preferred Common Shares" shall mean, with respect to any Adjustment Event resulting in a decrease in the Series D Conversion Price, the aggregate additional number of shares of Common Stock issuable upon conversion of all outstanding Convertible Preferred Stock as a result of such Adjustment Event, provided that Additional Preferred Common Shares shall not include any such additional shares of Common Stock to the extent that the holders of Convertible Preferred Stock entitled to receive such additional shares of Common Stock have irrevocably agreed with the Company to waive their rights to such additional shares of Common Stock and the Company has not compensated any such holder of Convertible Preferred Stock principally for such waiver.

         "Affiliate" shall mean (i) with respect to any Person, any other Person that directly or indirectly controls or manages, is controlled or managed by, or is under common control or management with such Person, whether through the ownership of equity interests, by contract or otherwise, and (ii) with respect to an individual, in addition to any Person specified in clause (i), the spouse, any parent or any child of such individual and any trust for the benefit of such individual's spouse, parent or child.

         "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the city of New York.

         "Carlyle" shall mean Carlyle Partners III, L.P., a Delaware limited partnership, or any of its Affiliates.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

         "Common Stock" shall mean (except where the context otherwise indicates) the common stock of the Company, par value $.01 per share, and any class of stock resulting from successive changes or reclassifications of such Common Stock.

         "Company" shall have the meaning set forth in the preamble of this Warrant.

         "Convertible Preferred Stock" shall mean the Series D Senior Convertible Participating Preferred Stock of the Company, par value $.01 per share, having the terms and conditions set forth in the Series D Certificate of Designations.

         "Current Market Price" shall mean, for a share of Common Stock on any date, the average Quoted Price for the three consecutive (3) Trading Days prior to the date in question.

         "Designated Office" shall have the meaning set forth in Section 9 hereof.

         "Exercise Date" shall have the meaning set forth in Section 2.1 hereof.

         "Exercise Notice" shall have the meaning set forth in Section 2.1 hereof.

         "Exercise Period" shall have the meaning set forth in the preamble of this Warrant.

         "Exercise Price" shall have the meaning set forth in the preamble of this Warrant.

         "Expiration Date" shall mean the earlier to occur of (i) the date on which no Warrants are outstanding or (ii) March 15, 2012.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

         "Holder" shall mean (i) with respect to this Warrant, the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose and (ii) with respect to any other Warrant or shares of Warrant Stock, the Person in whose name such Warrant or Warrant Stock is registered on the books of the Company maintained for such purpose.

         "Initial Holder" shall have the meaning set forth in the preamble of this Warrant.

         "Issuable Warrant Shares" shall mean, with respect to any Adjustment Event, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such Adjustment Event.

         "Letter Agreement" shall mean that certain Letter Agreement, dated as of December 17, 2001, delivered by the Company to J. H. Whitney Mezzanine Fund, L.P. and the other investors named therein.

         "Opinion of Counsel" shall mean a written opinion of counsel experienced in Securities Act matters chosen by the Holder (and which may be in-house counsel to such Holder) of this Warrant or Warrant Stock issued upon the exercise hereof; provided, such opinion and opinion giver are reasonably acceptable to the Company.

         "Original Issue Date" shall mean March 15, 2002.

         "Original Warrant" shall mean the Warrant originally issued by the Company as of the Original Issue Date to the Initial Holder.

         "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Preferred Common Shares" shall mean with respect to any Adjustment Event, the aggregate number of shares of Common Stock issuable upon conversion of all outstanding Convertible Preferred Stock immediately prior to such Adjustment Event.

         "Quoted Price" shall mean, with respect to Common Stock, (i) the last reported sales price of the Common Stock on the New York Stock Exchange or (ii) if not listed on the New York Stock Exchange, the last reported sales price of the Common Stock on such other principal exchange on which the Common Stock is listed or admitted for trading or (iii) if not listed or admitted for trading on a securities exchange, the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations Systems - National Market System, or (iv) if not so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by holders of a majority of the shares of Common Stock issuable upon exercise of all Warrants, and any dispute shall be resolved at the prevailing party's cost, by the determination of an investment banking firm of recognized national standing selected by the Company and acceptable to such holders of a majority of the shares of Common Stock issuable upon exercise of all Warrants, which determinations shall be made in good faith and be conclusive absent manifest error.

         "Reduced Preferred Common Shares" shall mean, with respect to any Adjustment Event resulting in an increase in the Series D Conversion Price, the aggregate reduction in the number of shares issuable upon conversion of all Convertible Preferred Stock as a result of such Adjustment Event.

         "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 7.2(a) hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Series D Conversion Price" shall mean the Conversion Price (as defined in the Series D Certificate of Designations).

         "Series D Certificate of Designations" shall mean the Amended and Restated Certificate of Designations of Series D Senior Convertible Participating Preferred Stock of the Company as filed with the Secretary of State of the State of Delaware on February 7, 2002, as amended from time to time thereafter.

         "Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of December 17, 2001, by and between the Company, Aviall Services, Inc. and the investors named therein.

         "Trading Day" shall mean, with respect to any security, any day on which any market in which the applicable security is then traded and in which the Quoted Price may be ascertained, is open for business.

         "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a "sale" thereof within the meaning of the Securities Act.

         "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1 hereof, multiplied by (ii) the Exercise Price as of the date of such exercise.

         "Warrants" shall mean the Original Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, such Original Warrant or any other such warrant.

         "Warrant Stock" generally shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of this Warrant.

         2. EXERCISE OF WARRANT.

         2.1. Manner of Exercise. (a) During the Exercise Period, the Holder of this Warrant may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder. In order to exercise this Warrant, in whole or in part, the Holder shall (i) deliver to the Company at the Designated Office a written notice of the Holder's election to exercise this Warrant (an "Exercise Notice"), which Exercise Notice shall be irrevocable and shall specify the number of shares of Common Stock to be purchased, (ii) surrender to the Company at the Designated Office this Warrant and (iii) pay to the Company the Warrant Price (the date on which such delivery, surrender and payment shall have taken place being hereinafter sometimes referred to as the "Exercise Date"). Such Exercise Notice shall be in the form of the subscription form attached hereto as Exhibit A, duly executed by the Holder or its duly authorized agent or attorney.

         (b) Upon receipt by the Company of such Exercise Notice, Warrant and Warrant Price, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.

         (c) Payment of the Warrant Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check, bank draft or postal or express money order payable to the order of the Company, (ii) by surrendering to the Company for cancellation a portion of the principal amount of the senior promissory note due December 21, 2007 of the Company held by the Holder (the "Note") or (at the election of the Holder) accrued and unpaid interest thereon which is equal to the Warrant Price,
(iii) by surrender of a number of shares of Common Stock held by the Holder equal to the quotient obtained by dividing (A) the Warrant Price payable with respect to the portion of this Warrant then being exercised by (B) the Current Market Price per share of Common Stock on the Exercise Date, or (iv) by cancellation of any portion of this Warrant with respect to the number of shares of Common Stock equal to the quotient obtained by dividing (A) the Warrant Price payable with respect to the portion of this Warrant then being exercised by (B) the difference between (1) the Current Market Price per share of Common Stock on the Exercise Date, and (2) the Exercise Price per share of Common Stock.

         If, pursuant to clause (ii) above, less than the entire unpaid principal amount of any Note shall be applied toward payment of the consideration payable upon any exercise of this Warrant, the Holder thereof shall surrender the Note and the Company shall (1) pay to the Holder the amount of unpaid interest accrued to the date of surrender on the portion of the principal amount of such Note which has been applied toward the Warrant Price, such payment to be in the form of a certified or official bank check and (2) issue a new Note representing the balance of the unpaid principal amount of the Note so surrendered, payable to such Holder or as such Holder may otherwise direct.

         (d) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical with this Warrant.

         2.2. Issued Warrant Shares Fully Paid, Nonassessable; Reservation of Shares; Covenants. The Company shall take all actions reasonably necessary to ensure that upon exercise of this Warrant, the shares of Common Stock issued upon exercise hereof shall, without further action by the Holder, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

         The Company shall not avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will reasonably cooperate in good faith with the Holder in the exercise of the Holder's rights hereunder. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of its Common Stock, except in connection with a reverse stock split, (ii) take all such action as may be reasonably necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein and restrictions under federal and state securities laws) created by or through the Company with respect to such issuance upon the exercise of this Warrant, and (iii) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

         2.3. Payment of Taxes. The Company shall pay all expenses, taxes and charges in connection with the issue or delivery thereof, excluding Holder's income or capital gains taxes with respect to the transaction.

         2.4. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share that the Holder of this Warrant would otherwise be entitled to purchase upon such exercise, the Company shall pay the Holder cash in lieu of such fractional share in an amount equal to the same fraction of the Current Market Price.

         3. TRANSFER, DIVISION AND COMBINATION.

         3.1. Transfer. Subject to compliance with Section 7 hereof, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with delivery of a written assignment of this Warrant in the form attached hereto as Exhibit B duly executed by the Holder or its duly authorized agent or attorney. Upon such surrender and delivery, the Company shall, subject to Section 7, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 7, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

         3.2. Division and Combination. Subject to compliance with the applicable provisions of this Warrant, including Section 7 hereof, this Warrant may be divided or combined with other Warrants upon surrender and presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder duly authorized or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         3.3. Expenses. The Company shall prepare, issue and deliver at its own expense any new Warrant or Warrants required to be issued under this Section 3.

         3.4. Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.

         4. ADJUSTMENT PROVISIONS.

         4.1. Stock Dividends, Subdivisions and Combinations. If at any time after the date hereof the Company shall:

         (i) pay a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

         (ii) subdivide its outstanding shares of Common Stock into a greater number of shares;

         (iii) combine its outstanding shares of Common Stock into a smaller number of shares; or

         (iv) issue by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction, the numerator of which is equal to the number of shares of Common Stock outstanding immediately prior to the event and the denominator of which is equal to the number of shares of Common Stock outstanding immediately after such event; provided, however, in no event shall the Exercise Price be less than the par value of a share of Common Stock. Such adjustment shall be made successively whenever any event listed above shall occur.

         In addition, the number of shares for which this Warrant is exercisable shall be adjusted so that the Holder of this Warrant thereafter may exercise this Warrant for the same aggregate number and kind of shares of capital stock of the Company that such Holder would have owned immediately following such event if such Holder had exercised this Warrant immediately prior to such event. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification.

         If, after an adjustment referred to in clauses (i) through (iv) above, the Holder upon exercise of this Warrant may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the Exercise Price between the classes of capital stock; provided, however, in no event shall the Exercise Price be less than the par value of the capital stock for which this Warrant is then exercisable. After such allocation, the exercise rights and the Exercise Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 4.

         4.2. Adjustment of Number of Shares Purchasable. Upon each Adjustment Event resulting in any decrease in the Series D Conversion Price, this Warrant shall thereafter evidence the right to receive, at the Exercise Price, a number of shares of Common Stock equal to the sum of (A) the number of Issuable Warrant Shares, and (B) that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by multiplying (x) the number of Issuable Warrant Shares by (y) a fraction, the numerator of which equals the number of Additional Preferred Common Shares and the denominator of which equals the number of Preferred Common Shares.

         Upon each Adjustment Event resulting in any increase in the Series D Conversion Price, this Warrant shall thereafter evidence the right to receive, at the Exercise Price, a number of shares of Common Stock equal to (A) the number of Issuable Warrant Shares, minus (B) that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by multiplying (x) the number of Issuable Warrant Shares by (y) a fraction, the numerator of which equals the number of Reduced Preferred Common Shares and the denominator of which equals the Preferred Common Shares. Notwithstanding anything to the contrary herein, immediately upon transfer of this Warrant to a Person who is not an Affiliate of the Initial Holder of this Warrant, the first sentence of this Section 4.2 shall be of no further force or effect.

         4.3. Consolidation, Amalgamation, Arrangement or Merger. In case of any consolidation, amalgamation, arrangement or merger of the Company with or into another Person or any merger of another Person with or into the Company (other than a transaction to which Section 4.1 applies), or in case of any sale or transfer of all or substantially all of the assets of the Company, this Warrant shall become exercisable only into the kind and amount of securities, cash and other property receivable upon such consolidation, amalgamation, arrangement, merger, sale or transfer by a holder of the number of shares of Common Stock (and other securities, if applicable) for which this Warrant was exercisable immediately prior thereto (assuming such holder of Common Stock (and other securities, if applicable) failed to exercise any rights of election). Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental agreement so providing and further providing for adjustments which shall be as equivalent as may be practicable to the adjustments provided for in this Section 4.

         4.4. Other Provisions Applicable to Adjustments Under this Section 4. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 4:

         (a) When Adjustments To Be Made. The adjustments required by this
Section 4 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing the adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

         (b) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 4.1 would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         (c) Notice of Adjustments. Whenever the Exercise Price or number of shares issuable upon exercise of this Warrant is adjusted, the Company shall promptly mail to the Holder, first class, postage paid, a notice of the adjustment and a certificate from the Company's public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The Company shall keep at its principal office or at the Designated Office, if different, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective transferee of a Warrant designated by a Holder thereof.

         Except as provided in the immediately following sentence, any determination that the Company or its Board of Directors must make pursuant to this Section 4 shall be conclusive. Whenever the Company or its Board of Directors shall be required to make a determination under this Section 4, such determination shall be made in good faith and may be challenged in good faith by the Holder and any dispute shall be resolved, at the prevailing party's expense, by an investment banking firm of recognized national standing, selected by the Company and acceptable to such Holder.

         (d) Dividends. If the Company shall make or pay any dividend or other distribution, whether in cash, securities or other property (other than dividends and distributions to which Sections 4.1 or 4.2 applies), with respect to its Common Stock, the Company shall concurrently make a payment to the Holder of this Warrant equal to the amount of cash, securities or property that would have been payable to such Holder had such Holder exercised its Warrant for Common Stock on the record date for such dividend or distribution or if no such record is taken, on the date of such dividend or distribution and appropriate provision therefor shall be made a part of any such dividend or distribution.

         5. RESERVATION AND AUTHORIZATION OF COMMON STOCK.

         From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all Warrants. All shares of Common Stock issuable upon the exercise of the Warrants shall be fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all liens (other than any created by actions of the Holder).

         6. NOTICE OF CORPORATE ACTIONS; TRANSFER BOOKS.

         6.1. Notices of Corporate Actions. In the event of (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, (b) any capital reorganization of the Company (including any transaction specified in Section 4.1), any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer or other disposition of all or substantially all the assets of the Company to another Person or (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall provide not less than twenty (20) days prior notice of such event described in clauses (a), (b) and (c) in accordance with Section 11.2.

         6.2 Closing of Transfer Books. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

         7. TRANSFER RESTRICTIONS.

         The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 7.

         7.1. Restrictions on Transfers. Neither this Warrant nor any shares of Restricted Common Stock issued upon the exercise hereof shall be Transferred other than pursuant to (i) an effective registration statement under the Securities Act or (ii) an exemption from the registration provisions thereof. If requested by the Company, the Holder will deliver an Opinion of Counsel to the effect that a proposed transfer pursuant to clause (ii) of the preceding sentence (other than a transfer described in Section 7.4) is exempt from the registration requirements of the Securities Act.

         7.2. Restrictive Legends. (a) Except as otherwise provided in this
Section 7, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL (AS DEFINED IN THAT CERTAIN WARRANT FOR COMMON STOCK DATED MARCH 15, 2002) OR OTHER MEANS SATISFACTORY TO THE COMPANY, THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IS IN COMPLIANCE WITH STATE SECURITIES LAWS."

         (b) Except as otherwise provided in this Section 7, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION AND SUCH STATE SECURITIES LAWS IS AVAILABLE."

         7.3. Termination of Securities Law Restrictions. Notwithstanding the foregoing provisions of this Section 7, the restrictions imposed by Section 7.1 upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 7.2 shall terminate as to any particular Warrant or shares of Restricted Common Stock if (i) the Company shall have received from the Holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act or (ii) such Warrant or shares of Restricted Common Stock shall be registered by the Company. Whenever the restrictions imposed by Section 7.2 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

         "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN
         SECTION 7 HEREOF TERMINATED ON ______________, ____, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Wherever the


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


restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legends.

         7.4. Transfers to Affiliates. Notwithstanding anything contained herein to the contrary, the Holders shall have the right at any time, without restriction of any kind, to transfer all or any portion of the Warrants and the Warrant Stock to any Affiliate; provided, however, that any such Affiliate agrees to be bound by the provisions of this Section 7.

         8. LOSS OR MUTILATION.

         Upon receipt by the Company from any Holder of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and, in the case of such loss, theft, or destruction of this Warrant, an indemnity bond or agreement reasonably satisfactory to the Company or, in case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

         9. OFFICE OF THE COMPANY.

         As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 2750 Regent Boulevard, DFW Airport, TX 75261. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered holders of Warrants at least ten (10) Business Days prior to the effective date of such change.

         10. NO VOTING OR DIVIDEND RIGHTS; LIMITATIONS OF LIABILITY.

         This Warrant shall not be construed as conferring upon the Holder the right to vote or to execute written consents as a stockholder of the Company. Except as expressly provided herein, this Warrant shall not be construed as conferring upon the Holder the right to notice as a stockholder of the Company or any other matters or rights whatsoever as a stockholder of the Company. Except as expressly provided herein, no dividends or interest shall be payable or accrued in respect of this Warrant or the rights represented hereby or the shares purchasable hereunder until, and only to the extent that, shares of Common Stock have been issued to the Holder pursuant to the exercise of this Warrant. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Exercise Price for any Warrant Stock or as a stockholder of the Company, whether such liability is asserted by the Company or its creditors.

         11. MISCELLANEOUS.

         11.1. Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

         11.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be delivered or sent by registered or certified mail, postage prepaid, to any Holder of this Warrant, at its last known address appearing on the books of the Company maintained for such purpose, or to the Company at its Designated Office.

         11.3. Successors and Assigns. Subject to the provisions of Sections 3.1, 7.1 and 7.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof.

         11.4. Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder thereof.

         11.5. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

         11.6. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         11.7. Governing Law; Jurisdiction. In all respects, including all matters of construction, validity and performance, this Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the state of New York. The Company hereby consents and agrees that the state or federal courts located in New York, shall have exclusive jurisdiction to hear and determine any claims or disputes between the Company and the Holder of this Warrant pertaining to this Warrant or to any matter arising out of or relating to this Warrant.

         11.8. Satisfaction of Securities Purchase Agreement. The parties to this Warrant acknowledge and agree that the Initial Holder elected to receive this Warrant in lieu of receiving shares of Common Stock pursuant to the terms of the Securities Purchase Agreement and the Letter Agreement and that the issuance of this Warrant is in complete satisfaction of the Company's obligations to deliver Mezzanine Equity (as defined in the Securities Purchase Agreement) to the Initial Holder pursuant to the terms of the Securities Purchase Agreement.

         11.9. Investment Intent. The Holder hereby represents and warrants that this Warrant and the shares of Common Stock issued or issuable upon the exercise of this Warrant are being or will be acquired for the Holder's account and with no intention of distributing or reselling such Warrant or shares of Common Stock or any part thereof in any transaction that would be in violation of the Securities Act or any state securities laws, without prejudice, however, to the Holder's right at all times to sell or otherwise dispose of all or any part of
(i) the shares of Common Stock issued upon the exercise of this Warrant, under an effective registration statement under the Securities Act, or (ii) the shares of Common Stock issued upon the exercise of this Warrant or the Warrant under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

         11.10. Entire Agreement. This Warrant, including all exhibits attached hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

         11.11. Due Authorization. The execution and delivery by the Company of this Warrant, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Company. This Warrant has been duly executed and delivered and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         11.12. No Conflict. The execution and delivery by the Company of this Warrant and the performance by it of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the Company's Restated Certificate of Incorporation or Amended and Restated By-laws,
(ii) conflict with or result in a violation of any provision of, or constitute a default or event of default under any material contract to which the Company is a party, except where such violation, default or event of default would not have a material adverse effect on the Company or the Holder's rights hereunder or
(iii) violate any applicable law, except where such violation would not have a material adverse effect on the Company or the Holder's rights hereunder.


                                 * * * * * * * *

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

                                               AVIALL, INC.



                                               By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

[SEAL]

Attest:


By:
   ----------------------------
   Name:
   Title:


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